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                                                                       EXHIBIT 5

               [LETTERHEAD OF NATIONAL SEMICONDUCTOR CORPORATION]

                                          October 16, 1997

Board of Directors
National Semiconductor Corporation
2900 Semiconductor Drive
Santa Clara, California  95052-8090

Gentlemen:

     At your request, I have examined the proposed registration under the Securities Act of 1933, as amended, of up to 22,083,332 shares of Common Stock, par value, $0.50 per share (collectively, the "Shares"), of National Semiconductor Corporation, a Delaware corporation (the "Company"), which are to be issued by the Company upon consummation of the merger (the "Merger") of Nova Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Cyrix Corporation, a Delaware corporation. In connection with this opinion, I have examined such corporate records and other documents, including the Registration Statement on Form S-4 relating to the Shares (together with the Proxy Statement/ Prospectus contained in such Registration Statement, and any amendments or supplements thereto, the "Registration Statement") and have reviewed such matters of law as I have deemed necessary or appropriate for this opinion. Based on such examination and review, it is my opinion that, when issued upon consummation of the Merger as contemplated by the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     I consent to be named in the Registration Statement as the attorney who passed upon the validity of the Shares, and to the filing of a copy of this opinion as an exhibit to the Registration Agreement.

                                          Very truly yours,

                                          /s/ JOHN M. CLARK III
                                          -----------------------------
                                          JOHN M. CLARK III
                                          Senior Vice President,
                                          General Counsel and Secretary